                                                                     Exhibit 4.2

                                                                  EXECUTION COPY

                       SERIES B STOCK PURCHASE AGREEMENT

                         Dated as of September 20, 1996

                                 by and between

                           BALANCED CARE CORPORATION

                                      and

                      The Investors listed on Schedule 1.1

                               TABLE OF CONTENTS

SECTION 1  THE TRANSACTION....................................................1

1.1 Sale and Issuance of Series B Stock ......................................1
1.2 Delivery and Payment for the Purchased Shares.............................1
1.3 Closings .................................................................1
1.4 Option for Purchase of Additional Shares of Series B Stock ...............2
1.5 Option Closings...........................................................3
1.6 Delivery and Payment for the Shares ......................................3

SECTION 2  INVESTORS' REPRESENTATIONS ........................................4

SECTION 3  REPRESENTATIONS AND WARRANTIES OF BCC..............................5

3.1 Valid Corporate Existence; Qualification..................................5
3.2 Capitalization............................................................6
3.3 Due Issuance of Purchased Shares..........................................6
3.4 No Violation..............................................................6
3.5 Authorization; Validity...................................................7
3.6 Financial Statements......................................................7
3.7 Budget ...................................................................7
3.8 Issuance Taxes............................................................7
3.9 Changes Subsequent to Date of Balance Sheet ..............................7
3.10 No Registration Rights ..................................................9
3.11 No Voting Agreements ....................................................9
3.12 Other Agreements ........................................................9
3.13 Loans and Advances......................................................11
3.14 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons..........11
3.15 Significant Customers and Suppliers.....................................11
3.16 Title to Properties and Assets; Liens, Etc. ............................11
3.17 Litigation, Permits, Etc. ..............................................12
3.18 Proprietary Information of Third Parties ...............................12
3.19 Patents, Trademarks, Etc. ..............................................13
3.20 Tax Returns and Payments ...............................................13
3.21 Employee Matters .......................................................14
3.22 Transactions With Affiliates............................................14
3.23 Government Consent, etc. ...............................................15
3.24 Finder's Fee............................................................15
3.25 Disclosure..............................................................15
3.26 Offering of the Purchased Shares........................................15
3.27 No Violation ...........................................................16
3.28 U.S. Real Property Holding Corporation .................................16

3.29 Environmental Protection................................................16
3.30 ERISA Matters...........................................................17
3.31 Fraud and Abuse ........................................................19
3.32 Health Professional's Financial Relationships ..........................20
3.33 Third Party Payor and Customer Contracts................................20
3.34 Foreign Corrupt Practices Act ..........................................20

SECTION 4  COVENANTS OF BCC..................................................20

4.1 Use of Proceeds .........................................................20
4.2 Annual and Monthly Financial Statements..................................20
4.3 Inspection Rights........................................................22
4.4 Prompt Payment of Taxes..................................................22
4.5 Accounts and Reports.....................................................22
4.6 Corporate Existence......................................................22
4.7 Maintenance of Properties; Employees ....................................22
4.8 Insurance................................................................23
4.9 Key Man Insurance........................................................23
4.10 Government Consents and Licenses .......................................23
4.11 Loans to Employees......................................................23
4.12 Conflicts of Interest ..................................................23
4.13 Shareholder Listing and Ownership ......................................23
4.14 Reserve for Conversion Shares...........................................23
4.15 Restrictive Agreements Prohibited ......................................24
4.16 Transactions with Affiliates............................................24
4.17 Expenses of Directors ..................................................24
4.18 Board of Directors Meetings.............................................24
4.19 Compensation Arrangements...............................................24
4.20 By-laws.................................................................25
4.21 Performance of Contracts................................................25
4.22 Vesting of Reserved Employee Shares.....................................25
4.23 Employee Nondisclosure and Developments Agreements......................25
4.24 Activities of Subsidiaries..............................................26
4.25 Compliance with Laws ...................................................26
4.26 Keeping of Records and Books of Account.................................26
4.27 Change in Nature of Business............................................26
4.28 U.S. Real Property Interest Statement...................................26
4.29 Rule 144A Information...................................................27
4.30 Compensation and Audit Committees.......................................27
4.31 Termination of Covenants ...............................................27

SECTION 5  CONDITIONS TO CLOSING.............................................27

5.1 Conditions Precedent to Obligations of Investors ........................27
5.2 Conditions Precedent to Obligations of BCC...............................30

SECTION 6  RIGHT OF FIRST REFUSAL............................................31

6.1 Right of First Refusal ..................................................31

SECTION 7  MISCELLANEOUS ....................................................32

7.1 Modification or Waiver...................................................32
7.2 Notices..................................................................32
7.3 Binding Effect and Assignment............................................33
7.4 Exhibits, Schedules and Entire Agreement.................................33
7.5 Governing Law............................................................33
7.6 Counterparts.............................................................34
7.7 Section Headings ........................................................34
7.8 Survival of Agreements...................................................34
7.9 Brokerage................................................................34
7.10 Parties in Interest ....................................................34
7.11 Severability............................................................34
7.12 Expense Reimbursement ..................................................34

INDEX TO SCHEDULES

Schedule 1.1  Investors

Schedule 1.3  Closings

Schedule 3.1  Subsidiaries; Qualifications

Schedule 3.2  Capitalization

Schedule 3.9  Changes Subsequent to Date of Balance Sheet

Schedule 3.10  Registration Rights

Schedule 3.12  Other Agreements

Schedule 3.14  Assumptions, Guarantees, Etc.

Schedule 3.16  Title to Properties and Assets

Schedule 3.17  Litigation, Etc.

Schedule 3.19  Patents, Trademarks, Etc.

Schedule 3.21  Employee Matters

Schedule 3.22  Transactions with Affiliates

Schedule 3.24  Finder's Fee

Schedule 3.30  ERISA Matters


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

Schedule 5.1  Acquired Facilities

INDEX TO EXHIBITS

EXHIBIT A         Amended and Restated Charter

EXHIBIT B         Securityholders

EXHIBIT C         Balance Sheet

EXHIBIT D         Operating Budget

EXHIBIT E         Employee Nondisclosure and

                  Developments Agreement

EXHIBIT F         Business Plan

EXHIBIT G         Performance Milestones

EXHIBIT H         Form of Opinion of Company Counsel

EXHIBIT I         Stock Restriction Agreement

EXHIBIT J         Registration Rights Agreement


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



                       SERIES B STOCK PURCHASE AGREEMENT

         THIS SERIES B STOCK PURCHASE AGREEMENT, dated as of September 20, 1996, by and between Balanced Care Corporation ("BCC"), a Delaware corporation with its principal place of business at 5021 Louise Drive, Suite 200, Mechanicsburg, Pennsylvania 17055, and the persons named in Schedule 1.1 hereto (each, an "Investor", collectively, the "Investors").

                              W I T N E S S E T H:

         BCC was organized in 1995 to offer long term care to the elderly. BCC is seeking to raise funds for general corporate purposes and to fund acquisitions. The Investors desire to make an equity investment in BCC by purchasing shares of BCC's Series B Stock, $0.001 par value per share ("Series B Stock"), having the rights and preferences described in the Amended and Restated Certificate of Incorporation of Balanced Care Corporation attached to this Agreement as Exhibit A (the "Charter"). The investors severally contemplate purchasing, for cash, up to an aggregate of 2,460,875 shares of the Series B Stock at the Closings (as defined herein) and up to an additional 2,460,875 shares of Series B Stock (the "Option Shares") pursuant to the options granted by BCC to the Investors hereby at the Option Closings, if any (as defined herein).

         NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

                           SECTION 1 THE TRANSACTION

         1.1 Sale and Issuance of Series B Stock. BCC agrees to issue and sell to the Investors and each Investor severally agrees to purchase from BCC, the number of shares of Series B Stock listed opposite its name on Schedule 1.1 (the "Purchased Shares") at a price of $2.50 per share (the "Purchase Price").

         1.2 Delivery and Payment for the Purchased Shares. Each Investor shall make payment of the Purchase Price for the Purchased Shares at the Closing (as defined below) for such shares specified pursuant to Section 1.3 below by wire transfer of funds to BCC's account, by certified check or by other delivery acceptable to BCC. Against receipt of the aggregate Purchase Price for the Purchased Shares to be purchased in such Closing, BCC shall deliver to the Investors or such Investor's counsel duly issued certificates representing such Purchased Shares.

         1.3 Closings. The consummation of the purchase and sale of the Purchased Shares shall take place at three closings (each a "Closing" and, collectively, the "Closings"). The first such Closing (the "First Closing") shall take place on the date specified on Schedule 1.3 hereto under the heading "First Closing", the second such closing (the "Second Closing") shall take place on the date specified on Schedule 1.3 under the heading "Second Closing". The third closing (the "Third Closing") shall take place on or before the day that is 30 days following the

Second Closing. The date of any Closing shall be referred to herein as a "Closing Date." Each Closing shall take place at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh Pennsylvania, or at such other time, date or place as the parties agree.

         In addition to the Purchased Shares to be purchased by the Investors at the Third Closing, BCC (a) will sell, at the request of Robertson, Stephens & Company ("Robertson") up to 220,000 additional shares of Series B Stock and an option to purchase an additional 220,000 shares pursuant to Section 1.4 below to an affiliate or affiliates of Robertson and (b) may sell up to 220,875 additional shares of Series B Stock and an option to purchase an additional 220,875 shares pursuant to Section 1.4 below to Meditrust Mortgage Investments, Inc. (or any affiliate thereof reasonably acceptable to Robertson) (each such purchaser under Section 1.3(a) or (b) an "Additional Investor" and, collectively, the "Additional Investors"). Any sale of shares to an Additional Investor shall be under the terms and conditions, including the Purchase Price, set forth herein. By execution of a counterpart page of this Agreement, the Additional Investor shall be deemed to be an Investor under this Agreement (including without limitation for purposes of the Options set forth in Section
1.4 below), the shares so purchased at the Third Closing shall be deemed to be Purchased Shares hereunder, and Schedule 1.1 shall be automatically amended to reflect the sale of such shares sold, and to reflect the Option Shares (as defined below) that may be sold, to such Additional Investor.

         1.4 Option for Purchase of Additional Shares of Series B Stock. (a) In addition to the Purchased Shares to be issued and sold to the Investor pursuant to this Section 1, BCC hereby grants an option to each Investor (each an "Option" and, collectively, the "Options") to purchase up to the aggregate number of additional shares of Series B Stock set forth opposite such Investor's name on Schedule 1.1 hereto (as such amount may be adjusted pursuant to Section 1.4(b) hereof) (the "Option Shares") under the terms and conditions, including Purchase Price, set forth herein. Each Option shall be exercisable on or before the date that is six (6) months after the date of the First Closing, and shall be exercised, in whole or in part, by delivery to BCC of a written notice of exercise (the "Exercise Notice") from the Investor exercising its Option, which notice shall also specify a closing date (which shall be a business day) for the consummation of the sale of the Option Shares (each, an "Option Closing Date"), which date shall not be more than thirty (30) days following delivery of the Exercise Notice to BCC.

                  (b) Notwithstanding the above, in the event that BCC provides reasonable documentation (the "Documentation") to the Investors that it has achieved all of the performance milestones set forth on Exhibit G hereto, then each Investor shall be deemed to have exercised its option as of the date of delivery of the Documentation, and shall be obligated, subject to the other term and conditions of this Agreement, to purchase all of its unpurchased Option Shares at a closing to be held thirty (30) days after delivery of the Documentation (or if such day is not a business day, the next following business day.) Such closing shall take place in the same manner as an Initial Option Closing (as defined herein) and shall constitute an Option Closing (as defined herein for purpose of this Agreement).

                  (c) In the event that an Investor does not deliver an Exercise Notice by the date which is (6) months after the First Closing Date, BCC shall send a notice (the "Notice") to



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

each Investor who has delivered an Exercise Notice (an "Option Investor") indicating the aggregate number of Option Shares for which no Exercise Notice has been delivered (the ("Available Option Shares"). Each Option Investor may elect to purchase all or any part of the Available Option Shares by delivery of a written notice specifying the number of Option Shares to be purchased to BCC within fifteen (15) days of delivery of the Notice by BCC. In the event that the Option Investors elect to purchase more than the number of Available Option Shares, each Option Investor shall be entitled to purchase that fraction of Available Option Shares as is equal to a fraction the numerator of which is the total number of shares of Series B Stock held by such Option Investor and the denominator of which is the total number of Series B Stock held by all Option Investors electing to purchase Available Option Shares.

         1.5 Option Closings. (a) The consummation of the purchase and sale of any Option Shares to be sold pursuant to an Exercise Notice (an "Initial Option Closing") shall take place on the Option Closing Date specified in such Exercise Notice at the offices of Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, Pennsylvania, or at such other time, date or place as the parties agree.

                  (b) The consummation of the purchase and sale of any Available Option Shares to be purchased pursuant to Section 1.4(c) hereof (the "Available Option Closing") shall take place on the 30th day following the delivery of the Notice by BCC to the Option Investors (or, if such day is not a business day, the next following business day) (each Initial Option Closing and Available Option Closing hereunder an "Option Closing").

                  (c) Unless otherwise agreed by the parties, to the extent that (a) any Option remains unexercised and the Available Option Shares have not been elected to be purchased by the Option Investors or (b) any Option Closing to be held hereunder does not take place because (i) all conditions to closing set forth in Section 5.2(a)-(c) hereof have not been met or waived by BCC or (ii) all conditions to closing set forth in Section 5.1 hereof have not been met other than due to a failure by BCC to take any necessary action or to use its best efforts to cause in a third party to take any necessary action thereunder, then on the date that is 225 days following the First Closing all Options granted hereunder shall expire and neither BCC nor any Investor shall have any further rights or obligations with respect thereto.

         1.6 Delivery and Payment for the Shares. Each Investor shall make payment of the aggregate Purchase Price for the Option Shares or any Available Option Shares purchased hereunder (as set forth on Schedule 1.1 hereto) at the Option Closing or Available Option Closing therefor by wire transfer of funds to BCC's account, by certified check or by other delivery acceptable to BCC. Against receipt of the aggregate Purchase Price for the Option Shares or Available Option Shares purchased in the Option Closing or Available Option Closing therefor, BCC shall deliver to the Investors or such Investor's counsel duly issued certificates representing such Option Shares or Available Option Shares.

                     SECTION 2 INVESTORS' REPRESENTATIONS.

         As an inducement to BCC to enter into this Agreement and consummate the transactions contemplated hereby, each Investor represents and warrants to BCC the following as to itself/himself:

                  (a) except as otherwise indicated on Schedule 1.1 hereto, it/he is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act") and was not organized for the specific purpose of acquiring the Purchased Shares or Option Shares;

                  (b) it/he has sufficient knowledge and experience in investing in companies similar to BCC in terms of BCC's stage of development so as to be able to evaluate the risks and merits of its/his investment in BCC and it/he is able financially to bear the risks thereof;

                  (c) it/he has had an opportunity to discuss BCC's business, management and financial affairs with BCC's management;

                  (d) the Purchased Shares (and any Option Shares acquired hereunder) being purchased by it/him are being acquired for its/his own account for the purpose of investment and not with a view to or for SALE in connection with any distribution thereof and it/he has no present intention of making any sale, pledge or other assignment or transfer for value of such shares or any interest therein;

                  (e) it/he understands that (i) the Purchased Shares, any Option Shares acquired hereunder, and the Conversion Shares (as defined in Section 3.1 hereof) have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, and that BCC is relying upon its/his representations and warranties in this Section 2 for purposes of complying with such exemptions; (ii) the Purchased Shares, any Option Shares acquired hereunder and, upon conversion thereof, the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and the Investor must therefore bear the economic risks of its investment in the Purchased Shares, and in any Option Shares acquired hereunder for an indefinite period of time,
(iii) the Purchased Shares, any Option Shares acquired hereunder, and the Conversion Shares will bear a legend to such effect and (iv) BCC will make a notation on its transfer books to such effect;

                  (f) if it/he sells any Conversion Shares pursuant to Rule 144A promulgated under the Securities Act it/he will take all necessary steps in order to perfect the exemption from registration provided thereby, including
(i) obtaining on behalf of BCC information to enable BCC to establish a reasonable belief that the purchaser is a qualified institutional buyer and
(ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale;

                  (g) as to each Investor which is not a natural person (i) it is a corporation, partnership or other entity duly organized under the applicable laws of the jurisdiction of its incorporation or formation and is validly existing and in good standing under the laws of such jurisdiction, (ii) such jurisdiction of incorporation and such Investor's principal place of business are as set forth on Schedule 1.1 hereto,
(iii) it has the requisite power and authority to execute, deliver and perform this Agreement, (iv) it has duly taken all corporate, partnership or other action required to be taken for such Investor to enter into and carry out this Agreement and to acquire the Purchased Shares and Option Shares, and (v) the Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor (except as may be limited by bankruptcy, reorganization, insolvency, moratorium or similar laws of general application relating to or affecting the enforcement of rights of creditors and except that enforceability of the Investor's obligations hereunder is subject to general principles of equity); and

                  (h) such Investor agrees to furnish such additional information concerning itself/himself reasonably requested by BCC in order for it to comply with applicable federal and state securities laws in connection with the sale of the Purchased Shares and any Option Shares hereunder.

                SECTION 3 REPRESENTATIONS AND WARRANTIES OF BCC.

         As an inducement to the Investors to enter into this Agreement and consummate the transactions contemplated hereby, BCC and its Subsidiaries, as the case may be, represent and warrant to the Investors, as follows:

         3.1 Valid Corporate Existence; Qualification. BCC does not own or control, directly or indirectly, any interest or investment in any other corporation, association or other business entity other than the wholly-owned subsidiaries named in Schedule 3.1 hereto (each a "Subsidiary" and collectively, the "Subsidiaries"). BCC and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. BCC and each Subsidiary has the requisite corporate power and authority to carry on its business as currently conducted and as currently proposed to be conducted, to own its assets, and BCC has the requisite corporate power and authority to execute, deliver and perform this Agreement, the Registration Rights Agreement by and among BCC, the Investors and certain stockholders of BCC in substantially the form attached hereto as Exhibit J (the "Registration Rights Agreement") and the Stock Restriction Agreement by and among BCC, the Investors and certain securityholders of BCC in substantially the form attached hereto as Exhibit I (the "Stock Restriction Agreement"), to issue, sell and deliver the Purchased Shares and the Option Shares and to issue and deliver the shares of Common Stock, $.001 par value, of BCC (the "Common Stock") issuable upon conversion of the Purchased Shares and Option Shares, if any, (the Conversion Shares"). BCC and each Subsidiary has qualified or is otherwise authorized to do business as a foreign corporation in all states or jurisdictions in which the character of the properties owned or leased by) it required such qualification or authorization. The states or jurisdictions in which BCC and each of the Subsidiaries is so qualified or authorized to do business are set forth in Schedule 3.1 hereto.

         3.2      Capitalization.

                  (a) The authorized capital stock of BCC consists of (i) 14,000,000 shares of Common Stock, $0.001 par value per share (the "Common Stock"), (ii) 1,150,958 shares of Series A Preferred Stock, $0.001 par value per share (the "Series A Stock") and (iii) 4,921,750 shares of Series B Stock (collectively, the "Capital Stock"). Immediately prior to the sale of the Purchased Shares by the Investors, there are outstanding 5,044,444 shares of Common Stock, and 1,150,958 shares of Series A Stock, all of which are owned of record as shown on Exhibit B, and no shares of the Series B Stock.

                  (b) All outstanding shares of BCC's Capital Stock have been duly authorized and are validly issued, fully paid and nonassessable, and have been issued in compliance with the 1933 Act and applicable state securities laws.

                  (c) There are no liens, encumbrances, subscriptions or other restrictions, commitments or agreements to which BCC is a party relating to the voting, issuance, transfer, sale or disposition of any shares of Capital Stock of BCC, other than as provided in this Agreement, or as disclosed on Schedule
3.2 hereof.

                  (d) Except as set forth in Exhibit B or as disclosed on
Schedule 3.2, there are no outstanding rights, options or warrants to purchase, or securities convertible or exchangeable into shares of the capital stock of BCC or any other securities of BCC or other agreements for the purchase or acquisition from BCC, or to the knowledge of BCC, from any of its stockholders of any shares of its capital stock or any other securities of BCC. The rights and preferences of the Series B Stock are set forth in the Charter, which has been approved by all requisite corporate action, has been duly filed with the Secretary of State of the State of Delaware and is in full force and effect.

         3.3 Due Issuance of Purchased Shares. The Purchased Shares, the Option Shares and the Conversion Shares are duly authorized, and, when issued to the Investors as provided herein and in the Charter, will be duly and validly issued, fully paid and nonassessable. No person has any right of first refusal or preemptive right granted in connection with the Purchased Shares, the Option Shares, the Conversion Shares or any future issuances of securities by BCC except as provided in this Agreement or as disclosed in Schedule 3.2 hereof.

         3.4 No Violation. Neither the execution and delivery of this Agreement, the Registration Rights Agreement or the Stock Restriction Agreement, nor compliance by BCC with any of the provisions hereof or thereof will:

                  (a) violate or conflict with any provision of the charter documents or by-laws of BCC or any Subsidiary;

                  (b) violate or, with or without the giving of notice or the passage of time or both, result in a default under, the breach or termination of, or otherwise give any other contracting party the right to terminate, or declare a default under, the terms of any agreement or other document or undertaking to which BCC or any Subsidiary is a party, except violations, breaches or rights of termination that have been waived in writing; or

                  (c) violate any law or regulation of any jurisdiction relating to BCC or any Subsidiary, or result in the termination or impairment of any Permit (as defined in Section 3.17 hereof).

         3.5 Authorization; Validity. All corporate action required to be taken by or on behalf of BCC to authorize BCC to enter into and carry out this Agreement, the Registration Rights Agreement and the Stock Restriction Agreement, to issue, sell and deliver the Purchased Shares, the Option Shares and to issue and deliver the Conversion Shares has been duly and properly taken and BCC is bound by such actions. Each of this Agreement, the Stock Restriction Agreement and the Registration Rights Agreement has been duly executed and delivered by BCC and is valid and binding upon it and enforceable against it in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium or similar laws of general application relating to or affecting the enforcement of rights of creditors and except that enforceability of its obligations hereunder is subject to general principles of equity.

         3.6 Financial Statements. Attached hereto as Exhibit C is a preliminary draft of the audited consolidated balance sheet of BCC and its Subsidiaries as of June 30, 1996 (the "Balance Sheet") and the related draft consolidated statements of earnings, stockholders' equity and cash flows of BCC and its subsidiaries for the fiscal year then ended. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the period indicated and fairly present the financial position of BCC at the date thereof and the results of operations of BCC for the period covered thereby.

         3.7 Budget. Attached hereto as Exhibit D is BCC's operating budget for the one year period ending June 30, 1997 (the "Operating Budget"). BCC has also provided to the Investors a preliminary forecast of the operating budget for the one year period ending June 30, 1998, which is in the same form as the Operating Budget.

         3.8 Issuance Taxes. There are no taxes, levies, assessments or other charges due to any governmental entity in connection with the issuance of the Purchased Shares or the Option Shares.

         3.9 Changes Subsequent to Date of Balance Sheet. Except as disclosed in Schedule 3.9, since the date of the Balance Sheet and through the date hereof:

                  (a) There has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, commitments, business, properties, operations, prospects or affairs of BCC and its Subsidiaries from that reflected in the Balance Sheet, except for changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse;

                  (b) neither BCC nor any Subsidiary has suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its financial condition, properties, business, operations, prospects or affairs;

                  (c) neither BCC nor any Subsidiary has waived any rights or claims held by it or canceled any debts owed to it;

                  (d) neither BCC nor any Subsidiary has entered into any leases for capital equipment, incurred any material obligations for capital expenditures or become subject to any other indebtedness, obligations or liabilities (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date thereof in the ordinary course of business;

                  (e) neither BCC nor any Subsidiary has mortgaged, pledged or subjected to a lien or any other encumbrance, any of its assets;

                  (f) neither BCC nor any Subsidiary has sold, assigned or transferred its tangible assets or canceled any debts or claims, except in each case, in the ordinary course of business at prices not less than those which it reasonably believed to be the then prevailing market prices;

                  (g) neither BCC nor any Subsidiary has sold, assigned or transferred, or granted any exclusive license with respect to, any patents, trademarks, trade names, copyrights, licenses, applications for any thereof, or any other intangible assets;

                  (h) neither BCC nor any Subsidiary has defaulted in any material respect in the performance of any material contract or other material obligation;

                  (i) neither BCC nor any Subsidiary has purchased or otherwise acquired any equity or debt security of any other corporation, entity or person;

                  (j) neither BCC nor any Subsidiary has entered into any material transaction or contract other than in the ordinary course of business, all of which are accurately reflected in its books and records;

                  (k) neither BCC nor any Subsidiary has made any loans to its employees, officers or directors other than advances of expenses in the ordinary course of business;

                  (l) neither BCC nor any Subsidiary has made any change in the compensation of any officer or directors whose total per annum compensation is $75,000 or more;

                  (m) BCC has not declared or paid any dividend or made any other distribution of its assets to securityholders;

                  (n) neither BCC nor any Subsidiary has experienced any labor organization activity.

                  (o) neither BCC nor any Subsidiary has issued any stock, bond or other corporate security;

                  (p) neither BCC nor any Subsidiary has made any material change in its manner of business or operations; and

                  (q) neither BCC nor any Subsidiary has entered into any commitment (contingent or otherwise) to do any of the foregoing.

         3.10 No Registration Rights. Prior to the Closing, no person or entity has any demand, Form S-3 or other piggyback registration rights, under the 1933 Act with respect to any securities of BCC, other than those disclosed on
Schedule 3.10 hereof.

         3.11 No Voting Agreements. Prior to the Closing, there are no agreements or arrangements to which BCC is a party or, to the best of its knowledge, among any other persons, relating to the voting of any securities of BCC.

         3.12 Other Agreement. Except as set forth in the attached Schedule 3.12, BCC is not a party to or otherwise bound by any written or oral:

                  (a) distributor, dealer, manufacturer's representative or sales agency agreement which is not terminable on less than ninety (90) days' notice without cost or other liability to BCC (except for agreements which, in the aggregate, are not material to the business of BCC);

                  (b) any contract or agreement with any governmental authority or third party fiscal intermediary or carrier administering any state Medicaid program or the Medicare program, any state Medicaid program, the Medicare program, any hospital, nursing facility or other inpatient health care facility, health maintenance organization, preferred provider organization or self-insured employer or other third party payor;

                  (c) agreement with any supplier containing any provision permitting any party other than BCC to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by BCC to meet its obligations under the agreement when due or the occurrence of any other event;

                  (d) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

                  (e) bonus, pension, profit-sharing, retirement, hospitalization, insurance, Stock, purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employee of BCC (other than group insurance plans applicable to employees generally);

                  (f) agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of BCC;

                  (g) guaranty of any obligation for borrowed money or otherwise;

                  (h) agreement, or group of related agreements with the same party or any group of affiliated parties, under which BCC has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

                  (i) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

                  (j) assignment, license or other agreement with respect to any form of intangible property;

                  (k) agreement under which it has limited or restricted its right to compete with any person in any respect; or

                  (1) other agreement or group of related agreements with the same party involving more than $25,000 or continuing over a period of more than six months from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by BCC without penalty upon notice of thirty (30) days or less, but excluding any agreement or group of agreements with a customer of BCC for the sale, lease or rental of BCC's products or services if such agreement or group of agreements was entered into by BCC in the ordinary course of business.

With respect to the above agreements, BCC and its Subsidiaries, and to the best of BCC's knowledge after due inquiry, each other party thereto, have in all material respects performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance) and have received no notice of default and are not in default (with due notice or lapse of time or both) under any such agreement, instrument, commitment, plan or arrangement to which BCC or any Subsidiary is a party or by which its property may be bound. Neither BCC nor any Subsidiary has a present expectation or intention of not fully performing all its obligations under each such agreement, instrument, commitment, plan or arrangement, and neither BCC nor any Subsidiary has any knowledge of any breach or anticipated breach by the other party to any agreement, instrument, commitment, plan or arrangement to which BCC or any Subsidiary is a party. Each of BCC and its Subsidiaries is in full compliance with all of the terms and provisions of its Charter and By-laws, as amended.

         3.13 Loans and Advances. Neither BCC nor any Subsidiary has any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of BCC or such Subsidiary in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for BCC or such Subsidiary.

         3.14 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. Except as set forth on the attached Schedule 3. 14, neither BCC nor any Subsidiary has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

         3.15 Significant Customers and Suppliers. No customer or supplier which was significant to BCC and its Subsidiaries, taken as a whole, during the period covered by the financial statements referred to in Section 3.6 or which thereafter has been significant to BCC and its subsidiaries, taken as whole, has terminated, materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to BCC and its Subsidiaries, as the case may be.

         3.16 Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 316: BCC or a Subsidiary has good and marketable title to its properties and assets and the properties and assets reflected in the Balance Sheet (except properties and assets disposed of since the date of such Balance Sheet in the ordinary course of business), in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, materialmen, laborers and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or
(iv) minor defects in title, and none of the foregoing, individually or in the aggregate, materially interferes with BCC's or such Subsidiary's present or proposed use of such property or assets, including without limitation the ability to secure financing using such property and assets as collateral. To the best of BCC's knowledge, after due inquiry, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of BCC's and its Subsidiaries' properties and assets for their respective intended uses and purposes, or the value of such properties, and neither BCC nor any Subsidiary has received notice of any special assessment proceedings which would so affect such properties and assets.

         With respect to the property leased by BCC or any Subsidiary ("Leased Property"), no event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by BCC or such Subsidiary under any lease or agreement respecting such property. With respect to all Leased Property, BCC or its Subsidiary as the case may be, holds a valid leasehold interest free of any liens, claims and encumbrances, subject to clauses (i) through (iv) of the preceding paragraph. Neither BCC nor any Subsidiary's possession of any Leased Property has been disturbed and, to the best of BCC's knowledge after due inquiry, no claim has been asserted against BCC or any Subsidiary adverse to its rights in any Leased Property.

         3.17 Litigation, Permits, Etc. (a) Except as otherwise set forth in
Schedule 3.17, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of BCC's knowledge, threatened against or affecting BCC or any Subsidiary, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to BCC or any Subsidiary pending under collective bargaining agreements or otherwise or (iii) governmental inquiry pending or, to the best of BCC's knowledge, threatened against or affecting BCC or any Subsidiary (including without limitation any inquiry as to the qualification of BCC or any Subsidiary to hold or receive any license or permit), and there is no basis for any of the foregoing. Neither BCC nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs. Neither BCC nor any Subsidiary is in default with respect to any order, writ, injunction or decree known to or served upon BCC or any Subsidiary of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by BCC or any Subsidiary pending or threatened against others.

                  (b) Each of BCC and its Subsidiaries has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, has all necessary permits, licenses, franchises, certificates of need and other authorizations (the "Permits") required to conduct its business as conducted and as proposed to be conducted, and, in the event that any such Permits have been issued on a temporary basis, such Permits shall be issued (or reissued, as the case may be) on a permanent basis within ninety (90) days of the date hereof. Each of BCC and its Subsidiaries has been operating their respective businesses pursuant to and in compliance with the terms of all such Permits and all such Permits are in full force and effect. There is no existing law, rule, regulation or order, and BCC, after due inquiry, is not aware of any proposed law, rule, regulation or order, whether Federal, state, county or local, which would prohibit or restrict BCC or any Subsidiary from, or otherwise materially adversely affect BCC or any Subsidiary in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

         3.18 Proprietary Information of Third Parties. To the best of BCC's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with BCC or any Subsidiary has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third parry or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from BCC which suggests that such a claim might be contemplated. To the best of BCC's knowledge, no person employed by or affiliated with BCC or any Subsidiary has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the BCC's knowledge, no person employed by or affiliated with BCC or any Subsidiary has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of BCC or any Subsidiary, and BCC has no reason to believe there will be any such employment or violation. To the best of BCC's knowledge, none of the execution, delivery or performance of this Agreement, the Registration Rights Agreement or the

Stock Restriction Agreement, or the carrying on of the business of BCC as officers, employees or agents by any officer, director or key employee of BCC or any Subsidiary, or the conduct or proposed conduct of the business of BCC or any Subsidiary, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

         3.19 Patents, Trademarks, Etc. Set forth in Schedule 3.1 is a list and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of BCC or any Subsidiary, or of which BCC or any Subsidiary is a licenser or licensee or in which BCC or any Subsidiary has any right, and in each case a brief description of the nature of such right. BCC owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of the business of BCC or any of its Subsidiaries as conducted and as proposed to be conducted, and no claim is pending or, to the best of the BCC's knowledge, threatened to the effect that the operations of BCC or any of its Subsidiaries infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by BCC or any Subsidiary, or which BCC or any Subsidiary otherwise has the right to use, is invalid or unenforceable by BCC or such Subsidiary, and there is no basis for any such claim (whether or not pending or threatened). All prior art known to BCC which may be or may have been pertinent to the examination of any United States patent or patent application listed in
Schedule 3.19 has been cited to the United States Patent and Trademark Office. To the best of the BCC's knowledge, all technical information developed by and belonging to BCC or any Subsidiary which has not been patented has been kept confidential. Neither BCC nor any Subsidiary has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of BCC or its Subsidiaries.

         3.20 Tax Returns and Payments. All of the respective Federal, state and local tax returns and reports of BCC required by law to be filed have been duly filed within the time prescribed by law and all amounts which are shown as due thereon have been paid. The federal income tax returns of BCC have not been audited by the Internal Revenue Service, and there are in effect no waivers of the applicable statutes of limitations for federal taxes, for any period. No deficiency, assessment or proposed adjustment of BCC's Federal, state or local income or franchise taxes is pending and BCC has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected in the Balance Sheet. BCC has paid all social security taxes when due and has withheld and paid over all federal, state and local taxes which it has been obligated to withhold. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of BCC. Neither BCC nor any of its present or former stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that BCC be taxed as an S corporation.

         3. 21    Employee Matters.

                  (a) Except as provided in Schedule 3.21, no employee of BCC is represented by a labor union and BCC has not entered into any collective bargaining agreements with any of its employees, nor has it received notice, in any manner, that any group of its employees is seeking to organize a bargaining unit or to engage in collective bargaining with BCC.

                  (b) Except as provided in Schedule 3.21, no officer or employee of BCC or other person has any written or oral agreement with BCC relating to his/her employment by BCC on a full-time, part-time or consultative basis;

                  (c) Each of the officers of BCC, each key employee and each other employee now employed by BCC or a Subsidiary who has access to confidential information of BCC or such Subsidiary has executed an Employee Nondisclosure and Developments Agreement substantially in the form of Exhibit E (collectively, the "Employee Nondisclosure and Developments Agreements"), and such agreements are in full force and effect.

                  (d) No officer or key employee of BCC or any Subsidiary has advised BCC or such Subsidiary (orally or in writing) that he or she intends to terminate employment with BCC or such Subsidiary.

                  (e) BCC and each Subsidiary has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity. collective bargaining and the payment of Social Security and other taxes, and with the Employee Retirement Income Security Act of 1974, as amended ("ER1SA").

                  (f) Set forth in Schedule 3.21 is a list of the names of the officers of BCC, together with the title or job classification of each such person and the total compensation paid to such person by BCC and/or its Subsidiaries in 1995 and the total compensation anticipated to be paid to each such person by in 1996.

         3.22 Transactions With Affiliates. Except as set forth on Schedule
3.22. No director, officers, employee or stockholder of BCC or any Subsidiary, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with BCC or any Subsidiary, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements in the ordinary course of business.

         3.23 Government Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of BCC is required in connection with the valid execution, delivery and performance of this Agreement, the Registration Rights Agreement or the Stock Restriction Agreement, or the offer, sale or issuance of the Purchased Shares or the Option Shares, except such filings, qualifications or approvals (if necessary) relating to the offer and sale of the Purchased Shares or the Option Shares under applicable blue sky laws, which filings will have been made or which qualifications or approvals will have been obtained prior to the closing with respect to such shares.

         3.24 Finder's Fee. Except as set forth on Schedule 3.24 BCC has not retained any investment banker, broker, finder or similar agent in connection with the transactions contemplated hereby. The total finder's fees, commissions or similar expenses which will become due and payable by BCC as a result of completing the transactions contemplated hereby will not exceed $250,000.

         3.25 Disclosure. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, nor the Business Plan of BCC and attached hereto as Exhibit F (the "Business Plan"), contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by BCC with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which BCC has not disclosed to the Investors and their counsel in writing and of which BCC is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property or affairs of BCC or any of its subsidiaries. The financial projections and other estimates contained in the Business Plan were prepared by BCC based on BCC's experience in the industry and on assumptions of fact and opinion as to future events which BCC, at the date of the issuance of the Business Plan, believed to be reasonable, but which BCC cannot and does not assure or guarantee the attainment of in any manner. As of the date hereof no facts have come to the attention of BCC which would, in its opinion, require BCC to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

         3.26 Offering of the Purchased Shares. Neither BCC nor any person authorized or employed by BCC as agent, broker, dealer or otherwise in connection with the offering or sale of the Purchased Shares and Option Shares or any security of BCC similar to the Purchased Shares and Option Shares has offered the Purchased Shares and Option Shares or any such similar security for sale to, or solicited any offer to buy the Purchased Shares and Option Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither BCC nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of BCC under circumstances which might require the integration of such security with Purchased Shares or Option Shares under the Securities Act or the rules and regulations promulgated thereunder), in either case so as to subject the offering, issuance or sale of the Purchased Shares or Option Shares to the registration provisions of the Securities Act.

         3.27 No Violation. In reliance in part on the representations in
Section 2 made by the Investors, the offer, sale and issuance of the Purchased Shares in conformity with the terms of this Agreement will not result in a violation of Section 5 of the Securities Act or the registration requirements of the securities laws of any state.

         3.28 U.S. Real Property Holding Corporation. BCC is not now and has never been a "United States real property holding corporation", as defined in
Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service, and BCC has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of such Regulations.

         3.29 Environmental Protection. Neither BCC nor any Subsidiary has caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of its business or otherwise. BCC and its Subsidiaries, the operation of its business, and any real property that BCC or any Subsidiary owns, leases or otherwise occupies or uses (the "Premises") are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. Neither BCC nor any Subsidiary has received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and neither BCC nor any Subsidiary is aware of any basis therefor. BCC and each Subsidiary have obtained and are maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the business operations conducted thereon (including operations conducted by tenants on the Premises), and is in compliance with all such permits, licenses and approvals. Neither BCC nor any Subsidiary has caused or allowed a release, or a threat of release, of any Hazardous Substance unto, at or near the Premises, and, to the best of the BCC's knowledge, neither the Premises nor any property at or near the Premises has ever been subject to a release, or a threat of release, of any Hazardous Substance. For the purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq. For purposes of this Agreement, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

         3.30     ERISA Matters.

                  (a) As used in this Section 3.30, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                           (i) "Benefit Arrangement" means each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan and (ii) covers any employee or former employee of BCC.

                           (ii) ""Employee Plan" means each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, that (A)(i) is subject to any provision of ERISA and (ii) is maintained or contributed to by BCC, or (B)(i) is subject to any provision of Title IV of ER1SA and (ii) is maintained or contributed to by any of BCC's ERISA Affiliates.

                           (iii) "EBONY" means the Employee Retirement Income Security Act of 1974, as amended.

                           (iv) "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

                           (v) "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

                  (b) Schedule 3.30 lists each Employee Plan that covers any employee of BCC or any Subsidiary, copies or descriptions of all of which have previously been made available or furnished to the Investors. With respect to each Employee Plan, the BCC has provided the most recently filed Form 5500 and an accurate summary description of such plan. BCC has provided the Investors with complete age, salary, service and related data as of the most recent practicable date for officers and directors of BCC whose total per annum compensation is $75,000 or more.

                  (c) Schedule 3.30 also includes a list of each Benefit Arrangement of BCC and its Subsidiaries, copies or descriptions of all of which have been made available or furnished previously to the Investors.

                  (d) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. BCC and its Affiliates have not incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

                  (e) None of the Employee Plans or other arrangements listed on Schedule 3.30 covers any non-United States employee or former employee of BCC or any Subsidiary.

                  (f) No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan.

                  (g) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. BCC has furnished to the Investors copies of the most recent Internal Revenue Service determination letters with respect to each such plan. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plan.

                  (h) Each Employee Plan and each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Employee Plan and Benefit Arrangement.

                  (i) All contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date except to the extent reflected on the Balance Sheet. Except as disclosed in writing to the Investors prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by BCC or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

                  (j) There is no contract, agreement, plan or arrangement covering any employee or former employee of BCC or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code.

                  (k) No tax under Section 4980B of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in
Section 5000(b)(1) of the Code.

                  (l) With respect to the employees and former employees of BCC and its Subsidiaries, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

                  (m) No employee of BCC or any Subsidiary will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

                  (n) BCC and its Subsidiaries do not have, nor are they reasonably expected to have, any liability under Title IV of ERISA.

         3.31 Fraud and Abuse. Neither BCC, any Subsidiary, nor to BCC's knowledge, any affiliate or any of their respective partners, officers and directors, or any person who provides professional services under agreements with BCC, any Subsidiary or any affiliate has engaged in any activities which are prohibited under federal Medicare or Medicaid statutes, 42 U.S.C. Sections 1320a-7, 1320-7(a) and 1320a-7b, the federal CHAMPUS statute, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct, including but not limited to the following:

                  (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                  (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                  (c) presenting or causing to be presented a claim for reimbursement for services under Medicare, Medicaid, CHAMPUS or other state health care program that is for an item or service that is known or should be known not be (i) not provided as claimed, or (ii) false or fraudulent;

                  (d) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment;

                  (e) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid, or other state health care program, or
(ii) in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid or other state health care program; or

                  (f) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omit to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or other state healthcare program certification, or (ii) information required to be provided under Section 1124A of the Social Security Act (42 U.S.C.
Section 1320a-3).

         3.32 Health Professional's Financial Relationships. The operations of BCC and the Subsidiaries are in compliance with and do not otherwise violate the federal Medicare and Medicaid statutes regarding health professional self-referrals, 42 U.S.C. Section 1395nn and 42 U.S.C Section 1396b, or the regulations promulgated pursuant to such statute, or similar state or local statutes or regulations.

         3.33 Third Party Payor and Customer Contracts. Except as set forth in
Schedule 3.9 hereto, neither BCC nor any Subsidiary has, since the date of the Balance Sheet, lost, or been notified by any representative of a third party payor or other customer that it will lose or suffer diminution in its relationship with any such third party payor or customer either as a result of the transactions contemplated by this Agreement or otherwise.

         3.34 Foreign Corrupt Practices Act. Neither BCC nor any Subsidiary has taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. To the best of BCC's knowledge after due inquiry, there is not now and there has never been, any employment by BCC or any Subsidiary of, or beneficial ownership in BCC or any Subsidiary by, any governmental or political official in any country in the world.

                          SECTION 4 COVENANTS OF BCC.

         4.1 Use of Proceeds. BCC covenants that it will use the proceeds (after deduction of reasonable and necessary expenses) from the sale of the Purchased Shares and, if applicable, the Option Shares to the Investors to satisfy working capital needs of BCC and for general corporate purposes, including acquisitions, joint ventures and capital expenditures, all in accordance with the Operating Budget, as approved and ratified by the Board of Directors of BCC on or after the date hereof.

         4.2 Annual and Monthly Financial Statements. BCC shall deliver to each Investor the following:

                  (a) within ninety (90) days after the end of each fiscal year of BCC, an audited consolidated balance sheet, profit or loss statement and statement of cash flows for such fiscal year completed prepared in accordance with generally accepted accounting principles, consistently applied, and setting forth in each case in comparative form the figures from the previous fiscal year, certified by KPMG Peat Marwick LLP or another nationally recognized firm of independent accountants selected by the Board of Directors of BCC;

                  (b) within thirty (30) days after the end of each month, internally prepared unaudited consolidated financial statements which shall include a profit or loss statement, a balance sheet, and a statement of cash flows for the previous month prepared in accordance with generally accepted accounting principles consistently applied (provided that such financial statements need not include year end audit adjustments or notes) and certified by the chief financial officer of BCC, in each case with comparative figures from the prior fiscal year and from the budgeted figures for the corresponding period;

                  (c) at the time of delivery of each annual financial statement pursuant to Section 5.01(a), a certificate executed by the Chief Financial Officer of BCC stating that such officer has caused this Agreement and the terms of the Series B Stock to be reviewed and has no knowledge of any default by BCC in the performance or observance of any of the provisions of this Agreement or the terms of the Series B Stock or, if such officer has such knowledge, specifying such default and the nature thereof;

                  (d) at the time of delivery of annual and monthly financial statements pursuant to Sections 5.01(a) and (b), a certificate executed by the Chief Financial Officer of BCC stating that such officer has caused each loan agreement with Meditrust Mortgage Investments Inc. to which BCC or any subsidiary is a party to be reviewed and has no knowledge of any breach or default (or any condition which would constitute a default thereunder) by BCC or any subsidiary under such agreements or, if such officer has such knowledge, specifying such breach or default and the nature thereof provided, that BCC's obligation hereunder may be satisfied by delivery to the Investors of copies of annual and monthly statements delivered to Meditrust pursuant to such loan agreements;

                  (e) at the time of delivery of each monthly statement pursuant to Section 5.01(b), a management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

                  (f) at the time of delivery of each monthly statement pursuant to Section 5.01(b), a report of census information for each facility operated by BCC showing total bed capacity, current bed occupancy and year-to-date bed occupancy as a percentage of total bed capacity, and such other census information as is reasonably requested by such Investor;

                  (g) no later than sixty (60) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for BCC and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

                  (h) promptly following receipt by BCC, each audit response letter, accountant's management letter and other written report submitted to BCC by its independent public accountants in connection with an annual or interim audit of the books of BCC or any of its subsidiaries;

                  (i) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in Section 2.07 that could materially adversely affect BCC or any of its subsidiaries;

                  (j) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that BCC sends or makes available to its stockholders or directors; and

                  (k) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of BCC and its subsidiaries as such Investor reasonably may request.

         4.3 Inspection Rights. Each Investor shall have the right, as may be requested by any Investor at reasonable times upon reasonable notice, to examine BCC's or any subsidiary's books and records and take copies and extracts therefrom and to discuss BCC's or any Subsidiary's affairs, finances and accounts with its officers, employees and public accountants; provided, however, that neither BCC nor any subsidiary shall be obligated to provide to any Investor any information that it considers to be a trade secret or to contain confidential information unless said Investor has entered into an appropriate confidentiality agreement.

         4.4 Prompt Payment of Taxes. BCC shall promptly pay and discharge, or cause to be paid and discharged, prior to the earliest date on which any penalty or interest is incurred or begins to accrue, all lawful taxes, assessments and governmental charges or levies imposed upon any of its income, profits, property or business; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if BCC shall have set aside on its books adequate reserves, with respect thereto; and provided, further that BCC shall pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor or with respect thereto.

         4.5 Accounts and Reports. BCC shall keep true records and books of account in which full and correct entries shall be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles consistently applied.

         4.6 Corporate Existence. BCC shall maintain, and except as permitted by Section 4.24 cause any subsidiary to maintain, its valid corporate existence and good standing under the laws of the jurisdiction of its incorporation.

         4.7 Maintenance of Properties; Employees. BCC and each subsidiary shall maintain all of its properties used or useful in any material respect in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, as necessary to permit such business to be properly and advantageously conducted. BCC shall pay all wages and salaries due to its employees and agents within a reasonable time unless the Board of Directors and such persons agree to defer such payments.

         4.8 Insurance. BCC and its subsidiaries shall at all times carry adequate insurance with financially sound and reputable insurers with respect to all its properties and assets that are customarily insured by entities engaged in the same or similar business similarly situated, against loss or damage of the kinds customarily insured by such entities, which insurance shall be of such types (including public liability) and product liability insurance and will provide the levels of coverage as are customarily carried under similar circumstances by such entities. Such insurance shall be sufficient in amount to allow BCC and its subsidiaries to replace any of its properties or assets that might be damaged or destroyed without creating a material adverse effect on BCC or its operations.

         4.9 Key Man Insurance. BCC shall have obtained, prior to or within 30 days of the Closing, a policy of key man life insurance on the life of Brad E. Hollinger (so long as he remains an employee of BCC), in the amount of at least $5,000,000 with BCC being named beneficiary on said policy. BCC shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. If requested by Investors holding at least a majority of the outstanding Purchased Shares, BCC will add one designee of such Investors as a notice party for each such policy and shall request that the issuer of each policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

         4.10 Government Consents and Licenses. BCC shall obtain and/or maintain all necessary and appropriate Permits, governmental consents and licenses in connection with the operation of its business and ownership or possession of its assets.

         4.11 Loans to Employees. BCC shall not lend money or extend credit to any of its employees other than in the ordinary course of business (it being acknowledged that BCC has heretofore made certain loans to one or more employees in connection with the purchase of a new principal residence following the employee's relocation).

         4.12 Conflicts of Interest. BCC shall use its best efforts to ensure that its employees do not engage in activities in conflict of interest with BCC during the terms of their employment, without the prior consent of a majority of the Board of Directors of BCC.

         4.13 Shareholder Listing and Ownership. BCC shall deliver to the investors within 30 days after the end of each fiscal year of BCC, a complete listing of its shareholders by class and share ownership as of the end of the fiscal year.

         4.14 Reserve for Conversion Shares. BCC shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Purchased Shares and any Option Shares otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Purchased Shares and any Option Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Purchased Shares and any Option Shares or otherwise to comply with the terms of this Agreement, BCC will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. BCC will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Purchased Shares and any Option Shares.

         4.15 Restrictive Agreements Prohibited. Neither BCC nor any of its subsidiaries shall become a party to any agreement which by its terms restricts BCC's performance of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement or the Charter.

         4.16 Transactions with Affiliates. Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, neither BCC nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of BCC or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment.

         4.17 Expenses of Directors. BCC shall promptly reimburse in full, each director of BCC who is not an employee of BCC and who was elected as a director solely or in part by the holders of Series B Stock, for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of BCC or any Committee thereof.

         4.18 Board of Directors Meetings. BCC shall use its best efforts to ensure that meetings of its Board of Directors are held at least six times each year and at least once each quarter. In addition to any member of the Board of Directors elected solely by the holders of Series B Stock, for so long as the Investors hold any of the Purchased Shares, Option Shares and/or Conversion Shares, BCC shall permit the Investors to designate one representative to attend each meeting of the Board of Directors of BCC and each meeting of any Committee thereof and to participate in all discussions during each such meeting. BCC shall send to each such Investor and designee the notice of the time and place of such meeting in the same manner and at the same time as it shall send such notice to its directors or committee members, as the case may be. BCC shall also provide to such designee copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the Board of Directors or committee, except for information reasonably designated as proprietary information by the Board of Directors.

         4.19     Compensation Arrangements.

                  (a) Any employment agreements between BCC and any officer thereof shall be submitted to the Compensation Committee of the Board of Directors (the "Compensation Committee") for its review and, in the event the Compensation Committee recommends modifications to any such agreements, BCC shall use its best efforts to enter into an amendment to such agreement with the officer effecting such modifications.

                  (b) BCC shall not (i) put into place any company-wide stock option or other equity compensation plan without the prior approval of the Compensation Committee, and any existing plan shall be subject to review and modification by the Compensation Committee or (ii) issue any stock options or other equity compensation to any person being hired to serve or serving as an officer or director of BCC without the prior review and approval of the form of agreement effecting such option grant by the Compensation Committee.

                  (c) BCC shall not pay to officers and directors whose total per annum compensation is $75,000 or more compensation in excess of that compensation customarily paid to management in companies of similar size, of similar maturity, and in similar businesses without the unanimous written consent of those members of BCC's Board of Directors elected solely by the holders of Series B Stock.

         4.20 By-laws. BCC shall at all times cause its By-laws to provide that, (a) unless otherwise required by the laws of the State of Delaware BCC shall be required to call a meeting of the Board of Directors or stockholders upon the joint written request of a director elected solely by the holders of Series B Stock and a director elected other than solely by the holders of Series B Stock and (b) the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of the Series B Stock as set forth in the Charter. BCC shall at all times maintain provisions in its By-laws and/or Charter indemnifying all directors against liability and absolving all directors from liability to BCC and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

         4.21 Performance of Contracts. BCC shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any of the Employee Nondisclosure and Developments Agreements or the Non-Competition Agreements without the unanimous written consent of those members of BCC's Board of Directors elected solely by the holders of Series B Stock.

         4.22 Vesting of Reserved Employee Shares. BCC shall not grant to any of its employees options to purchase shares of BCC's capital stock which will become exercisable at a rate in excess of 25% per annum from the date of such grant without the unanimous written consent of those members of BCC's Board of Directors elected solely by the holders of Series B Stock.

         4.23 Employee Nondisclosure and Developments Agreements. BCC shall use its best efforts to obtain, and shall cause its subsidiaries to use their best efforts to obtain, an Employee Nondisclosure and Developments Agreement in substantially the form of Exhibit E from all future officers, key employees and other employees who will have access to confidential information of BCC or any of its subsidiaries, upon their employment by BCC or any of its subsidiaries.

         4.24 Activities of Subsidiaries. BCC shall not permit any subsidiary to consolidate or merge into or with or sell or transfer all or substantially all its assets, except that any subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other subsidiary, or (ii) merge into or sell or transfer assets to BCC. BCC shall not sell or otherwise transfer any shares of capital stock of any subsidiary, except to BCC or another subsidiary, or permit any subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any subsidiary, except to BCC or another subsidiary. BCC shall not permit any subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to BCC or another subsidiary.

         4.25 Compliance with Laws. BCC shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, including without limitation Medicare and Medicaid statutes, the federal CHAMPUS statute, related state and local statutes and all regulations promulgated thereunder as well as applicable rules of professional conduct.

         4.26 Keeping of Records and Books of Account. BCC shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of BCC and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         4.27 Change in Nature of Business. BCC shall not make, or permit any subsidiary to make, any material change in the nature of its business as set forth in the Business Plan.

         4.28     U.S. Real Property Interest Statement.

                  (a) BCC shall use its best efforts to avoid becoming a "U.S. Real Property Holding Company" within the meaning of Section 897(c)(1)(B) and 897(c)(2) of the Code and Treasury Regulations 1.897-2(b)("U.S. Real Property Holding Company").

                  (b) Notwithstanding the above, should BCC determine that it has become a U.S. Real Property Holding Company, it shall provide prompt written notice to each Investor following any "determination date" (as defined in Treasury Regulation Section 1.897-2(c)(i)) on which BCC becomes a United Senates Real Property Holding Company. In addition, upon a written request by any Investor, BCC shall provide such Investor with a written statement informing the Investor whether such Investor's interest in BCC constitutes a U.S. real property interest. BCC's determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and BCC shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation
Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. BCC's written statement to any Investor shall be delivered to such Investor within ten (10) days of such Investor's written request therefor. BCC's obligation to furnish a written statement pursuant to this Section 4.29 shall continue notwithstanding the fact that a class of BCC's stock may be regularly traded on an established securities market.

         4.29 Rule 144A Information. BCC shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of any Investor or a prospective buyer of Purchased Shares, Option Shares or Conversion Shares from any Investor, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule l 44A Information"). BCC also shall, upon the written request of any Investor, cooperate with and assist such Investor or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Purchased Shares or Conversion Shares, as the case may be, for trading through PORTAL. BCC's obligations under this Section 4.29 shall at all times be contingent upon the relevant Investor's obtaining from the prospective buyer of Purchased Shares, Option Shares or Conversion Shares a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such buyer in evaluating the purchase of any Purchased Shares, Option Shares or Conversion Shares.

         4.30 Compensation and Audit Committees. BCC shall, by amending its By-laws or otherwise, establish and maintain a Compensation Committee and an Audit Committee of the Board of Directors, each of which shall consist of three
(3) directors, one of whom (on each Committee) shall be a director elected solely by the holders of Series B Stock.

         4.31 Termination of Covenants. The provisions of this Section 4 shall terminate upon the closing of a firmly underwritten public offering of shares of BCC's Common Stock, registered under the Securities Act, at an offering price of at least $8.00 per share (which price shall be adjusted appropriately in the event of stock splits, combinations and the like) and aggregate net proceeds to BCC of at least $25,000,000 (such event being referred to herein as the "Public Offering").

                        SECTION 5 CONDITIONS TO CLOSING.

         5.1 Conditions Precedent to Obligations of Investors. The obligation of the Investors to proceed with any Closing or any Option Closing under this Agreement is subject to the fulfillment prior to or at the time of such Closing or Option Closing of the following conditions with respect to BCC, any one or more of which may be waived in whole or in part by the participating Investors at such Investors' sole option:

                  (a) Each of the representations and warranties of BCC contained in this Agreement shall be true and correct in all material respects (disregarding all qualifications and exceptions contained in any representation or warranty relating to materiality) on and as of the Closing Date or Option Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such Closing or Option Closing and the President and the Chief Financial Officer BCC shall have certified to such effect to the Investors in writing provided that BCC shall be permitted to amend in writing any schedule to this Agreement prior to any Closing or Option Closing. BCC shall have performed in all respects all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by BCC at or before the Closing or Option Closing and the President and the Chief Financial Officer of BCC shall have certified to the Investors in writing to such effect and to the effect that all of the conditions set forth in this Section 5 have been satisfied.

                  (b) No order of any court or any administrative agency shall be in effect that restrains or prohibits the transactions contemplated hereby or that would limit or adversely affect the Investors' ownership of the Series B Stock of BCC, and there has not been any threatened, nor shall there be pending, any action or proceeding by or before any governmental body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement.

                  (c) Between the date hereof and the Closing or Option Closing, there shall have been no material adverse change, regardless of insurance coverage therefor, in the assets, results of operations, liabilities, prospects or conditions, financially or otherwise of BCC.

                  (d) Counsel to BCC shall deliver at each Closing or Option Closing a legal opinion substantially in the form set forth in Exhibit H hereto.

                  (e)      [Reserved]

                  (f) Supporting Documents. The Investors and their counsel shall have received copies of the following documents:

                           (i) (A) the Charter, certified as of a recent date by the Secretary of State of the State of Delaware, (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of BCC, the payment of all excise taxes by BCC and listing all documents of BCC on file with said Secretary, (C) a certificate of the Secretary of State of the jurisdiction of incorporation of each of the Subsidiaries dated as of a recent date as to the due incorporation and good standing of such Subsidiary, and (D) a certificate of the Secretary of State of each jurisdiction in which BCC and each Subsidiary is qualified to do business dated as of a recent date as to the good standing of BCC and each Subsidiary;

                           (ii) a certificate of the Secretary or an Assistant Secretary of BCC dated the Closing Date or Option Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of BCC as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of BCC authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement, the issuance, sale and delivery of the Purchased Shares and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement, the Stock Restriction Agreement; (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of BCC executing this Agreement, the Registration Rights Agreement, the Stock Restriction Agreement, the stock certificates representing the Purchased Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of BCC as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

                           (iii) such additional supporting documents and other information with respect to the operations and affairs of BCC as the Investors or their counsel reasonably may request.

                  (i) Purchase by Other Investors. Prior to each Closing or the Option Closing, each Investor shall have purchased and paid for the Purchased Shares being purchased by it on the Closing Date or Option Closing Date, and the aggregate purchase price paid by all of the Investors for the Purchased Shares being purchased by them on each Closing Date and Option Closing Date shall be as set forth on Schedule 1.3 hereto.

                  (j) Other Agreements. The Registration Rights Agreement and the Stock Restriction Agreement shall have been executed and delivered by BCC and each of the parties named therein.

                  (k) Non-Competition Agreements. Each of the following persons shall have entered into a Non-Competition Agreement with BCC in the form attached as Exhibit F (collectively, the "Non-Competition Agreements"), and copies thereof shall have been delivered to counsel for the Investors: Brad E. Hollinger, Robert Sutton, Brian Barth, Kevin Meyer and Russell DiGillio.

                  (1) Charter. The Charter shall read in its entirety as set forth in Exhibit A.

                  (m) Employee Agreements. BCC's By-laws shall have been amended, if necessary in accordance with the provisions of Section 4.20.

                  (n) Employee Agreements. Copies of the Employee Nondisclosure and Developments Agreements shall have been delivered to counsel for the Investors.

                  (o) [Reserved].

                  (p) Election of Directors. The number of directors constituting the entire Board of Directors shall have been fixed at 7 and the following persons shall have been elected as the directors and shall each hold such position as of the First Closing Date: David Goldsmith (as the director elected solely by the holders of the Series B Stock) and Brad Hollinger, John Brennan, Ken Barber, George Strong and Billy Ray Foster (as the directors elected other than solely by the holders of the Series B Stock).

                  (q) Preemptive Rights. All stockholders of BCC having any preemptive, first refusal or other rights with respect to the issuance of the Purchased Shares, the Option Shares or the Conversion Shares shall have irrevocably waived the same in writing.

                  (r) Termination of Shareholder's Agreement. The Shareholders' Agreement by and among BCC and the Shareholders (as defined therein) dated as of September 20, 1995 shall have been terminated and be of no further force and effect.

                  (s) Fees of Investors' Counsel. BCC shall have paid in accordance with Section 7.13 the fees and disbursements of Investors' counsel invoiced at the Closing.

All such documents shall be satisfactory in form and substance to the Investors and their counsel.

         5.2 Conditions Precedent to Obligations of BCC. The obligation of BCC to proceed with any Closing or any Option Closing under this Agreement is subject to the fulfillment prior to or at the time of any Closing or any Option Closing of the following conditions with respect to the Investors, any one or more of which may be waived in whole or in part by BCC at BCC's sole option:

                  (a) Each of the representations of the investors contained in this Agreement shall be true and correct in all material respects on or as of the Closing Date or Option Closing Date, with the same force and effect as though such representations had been made on, as of and with reference to such date.

                  (b) No order of any court or any administrative agency shall be in effect that restrains or prohibits the transaction contemplated hereby, and there has not been any threatened, nor shall there be pending, any action or proceeding by or before any governmental body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement.

                  (c) Each Investor shall have complied with all of its obligations hereunder in all material respects.

                  (d) Preemptive Rights. All stockholders of BCC having any preemptive, first refusal or other rights with respect to the issuance of the Purchased Shares, the Option Shares or the Conversion Shares shall have irrevocably waived the same in writing.

                        SECTION 6 RIGHT OF FIRST REFUSAL

         6.1 Right of First Refusal. BCC shall, prior to any issuance by BCC of any of its securities (other than debt securities with no equity feature), offer to each Investor by written notice the right, for a period of thirty (30) days, to purchase all of such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued; provided, however, that the first offer rights of the Investors pursuant to this Section 7.1 shall not apply to (i) securities issued (A) upon conversion of any of the Purchased Shares or Option Shares, (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (C) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are listed in Schedule 3.2 as being outstanding on the date of this

Agreement, including without limitation warrants for the purchase of up to 1,006,490 shares of Common Stock issued prior to or after the date hereof to Meditrust Mortgage Investments, Inc. (the "Meditrust Warrants") (D) solely in consideration for the acquisition (whether by merger or otherwise) by BCC or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (E) pursuant to a firm commitment underwritten public offering, (F) pursuant to the exercise of options to purchase Common Stock granted to directors, officers, employees or consultants of BCC in connection with their service to BCC, not to exceed in the aggregate 750,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock) less the number of shares (as so adjusted) issued pursuant to stock options outstanding on the date of this Agreement and listed in Schedule 3.2 (the shares exempted by this clause (F) being hereinafter referred to as the "Reserved Employee Shares"), and (G) upon the exercise of any right which was not itself in violation of the terms of this Section 6.1. BCC's written notice to the Investors shall describe the securities proposed to be issued by BCC and specify the number, price and payment terms. Each Investor may accept BCC's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to BCC prior to the expiration of the aforesaid thirty (30) day period, in which event BCC shall promptly sell and such Investor shall buy, upon the terms specified, the number of securities agreed to be purchased by such Investor. Notwithstanding the foregoing, if the Investors agree, in the aggregate, to purchase more than the full number of securities offered by BCC, then each Investor accepting BCC's offer shall first be allocated the lesser of
(i) the number of securities which such Investor agreed to purchase and (ii) the number of securities as is equal to the full number of securities offered by BCC multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock held by such Investor as of the date of BCC's notice of offer (treating such Investor, for the purpose of such calculation, as the holder of the number of shares of Common Stock which would be issuable to such Investor upon conversion, exercise or exchange of all securities (including but not limited to the Purchased Shares and any Option Shares) held by such Investor on the date such offer is made that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock) and the denominator of which shall be the aggregate number of shares of Common Stock (calculated as aforesaid) held on such date by all Investors who accepted BCC's offer, and the balance of the securities (if any) offered by BCC shall be allocated among the Investors accepting BCC's offer in proportion to their relative equity ownership interests in BCC (calculated as aforesaid), provided that no Investor shall be allocated more than the number of securities which such Investor agreed to purchase and provided further that in cases covered by this sentence all Investors shall be allocated among them the full number of securities offered by BCC. BCC shall be free at any time prior to ninety (90) days after the date of its notice of offer to the Investors, to offer and sell to any third party or parties the number of such securities not agreed by the Investors to be purchased by them, at a price and on payment terms no less favorable to BCC than those specified in such notice of offer to the Investors. However, if such third party sale or sales are not consummated within such ninety (90) day period, BCC shall not sell such securities as shall not have been purchased within such period without again complying with this
Section 6.1.

         In the event that Meditrust (or any affiliate thereof) does not purchase shares of Series B Stock pursuant to the Agreement, the Investors' rights of first refusal in this Section 6 shall be subject to Meditrust's rights of first refusal contained in capital stock purchase warrants for the purchase of up to 1,000,000 shares of BCC Common Stock.

                            SECTION 7 MISCELLANEOUS.

         7.1 Modification or Waiver. Except as otherwise provided herein, this Agreement may be amended, modified or superseded and any of the terms, covenants, representations or warranties hereof may be waived, but only by a written instrument executed by BCC and holders of a majority of the shares of the Series B Stock, or, in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

         7.2 Notices. Whenever this Agreement requires or permits any consent, approval, notice, request or demand from one Party to another, such consent, approval notice, request or demand must be in writing to be effective and shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex or telecopy with telephonic confirmation, when actually received by the party to whom notice is sent, (ii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the United States mail, postage prepaid, or (iii) if delivered by overnight mail the next business day after mailing to the parties at the following addresses:

                              If to BCC, to:

                              Balanced Care Corporation

                              5021 Louise Drive, Suite 200
                              Mechanicsburg. PA 17055
                              Attention: Brad E. Hollinger, Chairman and CEO Telecopier No.: 717 796-6150

                              with a copy to:

                              Kirkpatrick & Lockhart LLP
                              1500 Oliver Building
                              Pittsburgh, Pennsylvania 15222
                              Attention: John C. Rodney, Esq.
                              Telecopier No.: 412 355-6501

                              and if to an Investor to: at the address set forth on Schedule l.l to this Agreement.

                              with a copy to:

                              Linda DeRenzo, Esq.
                              Testa, Hurwitz & Thibeault, LLP

                              125 High Street
                              Boston, MA 02110
                              Telecopier: 617 248-7100

A party may change the persons or addresses to which notices or other communications are to be sent to it by giving written notice to the other parties of any such change in the manner provided herein for giving notice.

         7.3 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that no assignment of any rights or delegation of any obligations provided for herein may be made by a party hereto without the prior express written consent of the other parties hereto, which consent shall not be unreasonably withheld.

         7.4 Exhibits, Schedules and Entire Agreement. All Exhibits and Schedules attached hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any such Exhibits, Schedules, documents or instruments shall be deemed to refer to and include all such Exhibits, Schedules, documents and instruments. Unless otherwise specified herein, all references to sections herein shall refer to the sections of this Agreement. This Agreement, together with all such Exhibits, Schedules, documents and instruments, contains the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no representations, warranties covenants, conditions, understandings or agreements other than those expressly set forth herein or therein.

         7.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws applicable to agreements made and to be performed entirely within the State of Delaware.

         7.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

         7.7 Section Headings. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         7.8 Survival of Agreement. All covenants, agreements, representations and warranties made herein, the Registration Rights Agreement and the Stock Restriction Agreement, or any certificate or instrument delivered to the Investors pursuant to or in connection with this Agreement, the Registration Rights Agreement and the Stock Restriction Agreement, shall survive the execution and delivery of this Agreement, the Registration Rights Agreement and the Stock Restriction Agreement, the issuance, sale and delivery of the Purchased Shares, the Option Shares and the issuance and delivery of the Conversion Shares, and all statements contained in any certificate or other instrument delivered by BCC hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by BCC.

         7.9 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for finders' fees, brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         7.10 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Investors shall inure to the benefit of any and all subsequent holders from time to time of Purchased Shares, Option Shares or Conversion Shares.

         7.11 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         7.12 Expense Reimbursement. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not consummated, provided that BCC shall pay the Investors up to $50,000, in the aggregate, for their reasonable legal expenses associated with the sale of the Purchased Shares upon the presentment of invoices for such expenses to BCC.

                     [Signature pages follow immediately.]

         IN WITNESS WHEREOF the parties hereto, intending to be legally bound as set forth above, have executed this Series B Stock Purchase Agreement, or have caused this Series B Stock Purchase Agreement to be executed, the day and year first above written.

                                 BALANCED CARE CORPORATION

                                 By: /s/ Brad E. Hollinger
                                     -----------------------------------
                                     BRAD E. HOLLINGER, Chairman and CEO

                                   INVESTORS:

                                 OMEGA VENTURES II, L.P.,
                                 By: Omega Ventures II Management, L.L.C.
                                     Its General Partner

                                     By: /s/ Michael J. Stark
                                        ---------------------------------
                                        Authorized Signatory

                                 OMEGA VENTURES II CAYMAN, L.P.
                                 By: Omega Ventures II Management, L.L.C.
                                     Its Administrative General Partner

                                     By: /s/ Michael J. Stark
                                        ---------------------------------
                                        Authorized Signatory

                                 CROSSOVER FUND II, L.P.
                                 By: Crossover Investment Management, L.L.C.
                                     Its General Partner

                                     By: /s/ Michael J. Stark
                                        ---------------------------------
                                        Authorized Signatory

                                 CROSSOVER FUND IIA, L.P.
                                 By: Crossover Investment Management, L.L.C.
                                     Its General Partner

                                     By: /s/ Michael J. Stark
                                        ---------------------------------
                                        Authorized Signatory

                                 BAYVIEW INVESTORS, LTD.

                                 By:  Robertson, Stephens & Company
                                      Private Equity Group, L.L.C.,
                                      Its General Partner

                                     By: /s/ Michael J. Stark
                                        ---------------------------------
                                        Authorizing Signatory

                                 DAVID L. GOLDSMITH AND DIANE D.
                                 GOLDSMITH, TRUSTEES, GOLDSMITH
                                 FAMILY TRUST 3/29/85

                                 By: /s/ David L. Goldsmith
                                     ------------------------------------
                                     DAVID L. GOLDSMITH, Trustee

                                 By: /s/ Diane D. Goldsmith
                                     ------------------------------------
                                     DIANE D. GOLDSMITH, Trustee

                                 BOSTON SAFE DEPOSIT AND TRUST
                                 COMPANY AS TRUSTEE FOR U S WEST
                                 PENSION TRUST

                                     By: /s/ David C. Cummings
                                        ---------------------------------
                                     Name:  David C. Cummings
                                     Title: Trust Officer

                                 BOSTON SAFE DEPOSIT AND TRUST
                                 COMPANY AS TRUSTEE FOR U S WEST
                                 BENEFIT ASSURANCE TRUST

                                     By: /s/ David C. Cummings
                                        ---------------------------------
                                     Name:  David C. Cummings
                                     Title: Trust Officer

                                 HCO PARTNERS IV-BCC

                                 By: /s/ F. David Carr
                                     ------------------------------------
                                     F. DAVID CARR
                                     Managing Partner

         NOTICE TO PENNSYLVANIA RESIDENTS: Section 2.07(m) of the Pennsylvania Securities Act (the "Pennsylvania Act") provides that, each person who accepts an offer to purchase securities in Pennsylvania which is exempted from registration under Section 2.03(d) of the Pennsylvania Act shall have the right to withdraw acceptance and to receive a full refund of all moneys paid within two business days after the date of receipt by BCC of his/her or its written binding contract of purchase, or if there is no written binding contract of purchase, within two business days after he/she or it makes the initial payment for the shares. Such withdrawal will be without any further liability to any person. An Investor who is a Pennsylvania resident may withdraw acceptance within two business days of the applicable event by giving telephone, telegram or letter notice of the Investor's intention to withdraw to BCC as designated in Section 8.3 herein. Any telegram or letter should be sent or postmarked prior to the end of the second business day. Any such letter should be sent by certified mail, return receipt requested, to ensure its receipt and to evidence the time of mailing. Any oral requests should include a request for written confirmation. Any of the Investors below who are Pennsylvania residents confirms by its signature below that it has been informed of its right pursuant to Section 2.07(m) of the Pennsylvania Securities Act to withdraw its subscription for shares within two business days after the date of receipt by BCC of his/her or its written binding contract of purchase or if there is no such contract, within two business days after he/she or it makes the initial payment for the shares. Any Investor below who is a Pennsylvania resident, also confirms by its signature below that it also hereby agrees that it will not sell, transfer, exchange or otherwise dispose of its Purchased Shares or any Option Shares, within twelve months after the date of purchase and also agrees to the placement on the shares of a legend restricting transferability of such shares.

JULIET CHALLENGER, INC.*        *Delaware Resident not a Pennsylvania Resident

By: /s/ Darlene Clarke
   ---------------------------
    Name:  Darlene Clarke
    Title: Vice President

HENRY L. HILLMAN, ELSIE HILLIARD
HILLMAN AND C.G. GREFENSTETTE,
TRUSTEES OF THE HENRY L. HILLMAN
TRUST U/A DATED NOVEMBER 18, 1985

By: C. G. Grefenstette
   ----------------------------
    Trustee:

         NOTICE TO PENNSYLVANIA RESIDENTS: Section 2.07(m) of the Pennsylvania Securities Act (the "Pennsylvania Act") provides that, each person who accepts an offer to purchase securities in Pennsylvania which is exempted from registration under Section 2.03(d) of the Pennsylvania Act shall have the right to withdraw acceptance and to receive a full refund of all moneys paid within two business days after the date of receipt by BCC of his/her or its written binding contract of purchase, or if there is no written binding contract of purchase, within two business days after he/she or it makes the initial payment for the shares. Such withdrawal will be without any further liability to any person. An Investor who is a Pennsylvania resident may withdraw acceptance within two business days of the applicable event by giving telephone, telegram or letter notice of the Investor's intention to withdraw to BCC as designated in Section 8.3 herein. Any telegram or letter should be sent or postmarked prior to the end of the second business day. Any such letter should be sent by certified mail, return receipt requested, to ensure its receipt and to evidence the time of mailing. Any oral requests should include a request for written confirmation. Any of the Investors below who are Pennsylvania residents confirms by its signature below that it has been informed of its right pursuant to Section 2.07(m) of the Pennsylvania Securities Act to withdraw its subscription for shares within two business days after the date of receipt by BCC of his/her or its written binding contract of purchase or if there is no such contract, within two business days after he/she or it makes the initial payment for the shares. Any Investor below who is a Pennsylvania resident, also confirms by its signature below that it also hereby agrees that it will not sell, transfer, exchange or otherwise dispose of its Purchased Shares or any Option Shares, within twelve months after the date of purchase and also agrees to the placement on the shares of a legend restricting transferability of such shares.

THOMAS G. BIGLEY AND
C.G. GREFENSTETTE, TRUSTEES UNDER
AGREEMENT OF TRUST DATED 12/30/76 FOR
THE CHILDREN OF JULIET LEA HILLMAN
SIMONDS


By: /s/ T.G. Bigley
    ------------------------------
    Trustee:

By: /S/ C.G. Grefenstette
    ------------------------------
    Trustee

         NOTICE TO PENNSYLVANIA RESIDENTS: Section 2.07(m) of the Pennsylvania Securities Act (the "Pennsylvania Act") provides that, each person who accepts an offer to purchase securities in Pennsylvania which is exempted from registration under Section 2.03(d) of the Pennsylvania Act shall have the right to withdraw acceptance and to receive a full refund of all moneys paid within two business days after the date of receipt by BCC of his/her or its written binding contract of purchase, or if there is no written binding contract of purchase, within two business days after he/she or it makes the initial payment for the shares. Such withdrawal will be without any further liability to any person. An Investor who is a Pennsylvania resident may withdraw acceptance within two business days of the applicable event by giving telephone, telegram or letter notice of the Investor's intention to withdraw to BCC as designated in Section 8.3 herein. Any telegram or letter should be sent or postmarked prior to the end of the second business day. Any such letter should be sent by certified mail, return receipt requested, to ensure its receipt and to evidence the time of mailing. Any oral requests should include a request for written confirmation. Any of the Investors below who are Pennsylvania residents confirms by its signature below that it has been informed of its right pursuant to Section 2.07(m) of the Pennsylvania Securities Act to withdraw its subscription for shares within two business days after the date of receipt by BCC of his/her or its written binding contract of purchase or if there is no such contract, within two business days after he/she or it makes the initial payment for the shares. Any Investor below who is a Pennsylvania resident, also confirms by its signature below that it also hereby agrees that it will not sell, transfer, exchange or otherwise dispose of its Purchased Shares or any Option Shares, within twelve months after the date of purchase and also agrees to the placement on the shares of a legend restricting transferability of such shares.

THOMAS G. BIGLEY AND
C.G. GREFENSTETTE, TRUSTEES UNDER
AGREEMENT OF TRUST DATED 12/30/76 FOR
THE CHILDREN OF WILLIAM TALBOTT
HILLMAN

By: /s/ T. G. Bigley
    ------------------------------
    Trustee:

By: /s/ C. G. Grefenstette
    ------------------------------
    Trustee:

THOMAS G. BIGLEY AND
C.G. GREFENSTETTE, TRUSTEES UNDER
AGREEMENT OF TRUST DATED 12/30/76 FOR
THE CHILDREN OF HENRY L. HILLMAN, JR.

By: /s/ T. G. Bigley
    ------------------------------
    Trustee:

By: /s/ C. G. Grefenstette
    ------------------------------
    Trustee:

         NOTICE TO PENNSYLVANIA RESIDENTS: Section 2.07(m) of the Pennsylvania Securities Act (the "Pennsylvania Act") provides that, each person who accepts an offer to purchase securities in Pennsylvania which is exempted from registration under Section 2.03(d) of the Pennsylvania Act shall have the right to withdraw acceptance and to receive a full refund of all moneys paid within two business days after the date of receipt by BCC of his/her or its written binding contract of purchase, or if there is no written binding contract of purchase, within two business days after he/she or it makes the initial payment for the shares. Such withdrawal will be without any further liability to any person. An Investor who is a Pennsylvania resident may withdraw acceptance within two business days of the applicable event by giving telephone, telegram or letter notice of the Investor's intention to withdraw to BCC as designated in Section 8.3 herein. Any telegram or letter should be sent or postmarked prior to the end of the second business day. Any such letter should be sent by certified mail, return receipt requested, to ensure its receipt and to evidence the time of mailing. Any oral requests should include a request for written confirmation. Any of the Investors below who are Pennsylvania residents confirms by its signature below that it has been informed of its right pursuant to Section 2.07(m) of the Pennsylvania Securities Act to withdraw its subscription for shares within two business days after the date of receipt by BCC of his/her or its written binding contract of purchase or if there is no such contract, within two business days after he/she or it makes the initial payment for the shares. Any Investor below who is a Pennsylvania resident, also confirms by its signature below that it also hereby agrees that it will not sell, transfer, exchange or otherwise dispose of its Purchased Shares or any Option Shares, within twelve months after the date of purchase and also agrees to the placement on the shares of a legend restricting transferability of such shares.

DBH SEC IV, L.P.

By: /s/ Howard B. Hillman
    ------------------------
    Name:  Howard B. Hillman
    Title: Managing General Partner

         Counterpart Signature Page to that certain Series B Stock Purchase Agreement dated as of September 20, 1996 by and between Balanced Care Corporation and the Investors (as defined therein).

**


                                 MEDITRUST MORTGAGE INVESTMENTS, INC.

                                 By: /s/ Michael S. Benjamin
                                     ---------------------------------
                                     Name:   MICHAEL S. BENJAMIN, Esq.
                                     Title:  Senior Vice President

         **The Declaration of Trust establishing Meditrust, the sole shareholder of Meditrust Mortgage Investments, Inc. dated August 6, 1985, as amended (the "Declaration of Trust"), a copy of which, together with all amendments thereto, is duly filed in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name "Meditrust" refers to the Trustees under the Declaration of Trust collectively as Trustees, but not individually or personally; and that no trustee, officer, shareholder, employee or agent of Meditrust or any of its subsidiaries shall be held to any personal liability, jointly or severally, for any obligation of, or claims against Meditrust or any of its subsidiaries. All persons dealing with Meditrust or any of its subsidiaries, including without limitation Meditrust Mortgage Investments, Inc., in any way, shall look only to the respective assets of Meditrust or any of its subsidiaries, including without limitation Meditrust Mortgage Investments, Inc., for the payment of any sum or the performance of any obligations. All parties hereto specifically acknowledge and agree that Meditrust is neither a party to this agreement nor shall Meditrust assume or have any liability hereunder of any kind or nature whatsoever.